EXHIBIT 10.10

MEDIACOMM BROADCASTING SYSTEMS, INC.
INTERNET SERVICE PROVIDER
PARTICIPATION AGREEMENT

THIS AGREEMENT, is made on this 23rd day of June, 1999 by and between MEDIACOMM BROADCASTING SYSTEMS, INC., a Colorado Corporation with its principal place of business at 925 West Kenyon Avenue, Suite 15, Englewood, Colorado, 80110, (hereinafter referred to as "SHOPBIZ.COM"), and Image Net, Inc., with its principal place of business as 100 E. 3rd St., Loveland, Colorado 80537, (hereinafter referred to as "ISP").

Whereas, SHOPBIZ.COM wishes to provide Internet Content as described herein which may or may include the development of marketing and the marketing of the ISP's products or services.

Now therefore, in consideration of the mutual covenants contained herein, the above parties agree as follows:

                                    Section 1
                               MARKETING SERVICES

1.01 SHOPBIZ.COM shall use its Internet Content (denver.theexecutive.com) and marketing ability to market ISP's product. ISP hereby grants to SHOPBIZ.COM the non-exclusive right to market the product generally described as Internet Services (Internet Access), (hereinafter referred to as the "PRODUCT"). SHOPBIZ.COM shall use a "best effort" attempt to market the PRODUCT on shopbiz.com, denver.theexecutive.com, and/or other Web Sites that SHOPBIZ.COM and ISP jointly determine are best suited for the marketing of the PRODUCT. As compensation for the marketing efforts expended by SHOPBIZ.COM on behalf of the ISP, ISP hereby agrees to pay SHOPBIZ.COM compensation as described in Section 3, Distribution of Proceeds, of this Agreement.

1.02 The compensation also included "Click Throughs" from the URL denver.theexecutive.com that directs subscribers to IPS, and subscribers become a paying member of ISP.

1.03 SHOPBIZ.COM hereby grants to ISP the non-exclusive right to use the Internet Content Web Site, denver.theexecutive.com as its home page content.

1.04 ISP agrees to provide SHOPBIZ.COM with sales literature and marketing items the ISP have developed, for use by SHOPBIZ.COM in its marketing efforts.

1.05 ISP agrees to update the Internet Content Home Page when necessary and at no cost to SHOPBIZ.COM.

                                    Section 2
                               Internet Marketing

2.01 ISP understands that all customer names generated as a result of SHOPBIZ.COM'S total efforts shall always remain the property of SHOPBIZ.COM and ISP. However, ISP may use such names for its own marketing program(s).

                             Agreement Page 1 of 4

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                                    Section 3
                            Distribution of Proceeds

3.01 In consideration of the selling prices the distribution of proceeds shall be as follows:

     1)   SHOPBIZ.COM will receive $17.95 for each sale of the PRODUCT per user.

     2) SHOPBIZ.COM will receive $4.00 for each sale of the PRODUCT per user per month as the user continues with ISP, after the first month.

     3) SHOPBIZ.COM and ISP will share all future "Banner" ad revenue on the URL denver.theexecutive.com equally (50% to SHOPBIZ.COM and 50% to ISP).

                                    Section 4
                       Processing and Fulfillment of Order

4.01 For each order received, ISP shall forward to SHOPBIZ.COM the following:

     1)   The date ISP received the order.
     2)   The name, address, phone number, and e-mail address of the customer.
     3) The respective dollar amounts described in Section 3, on each Tuesday for sales through the previous Monday through Friday sales week.

4.01 SHOPBIZ.COM reserves the right to audit the books of ISP to determine the accuracy of the previous quarters sales. The audit may or may not take place one month following the end of each quarter.

                                    Section 5
                                    Sales Tax

5.01 For each order received from a resident of the State of Colorado, ISP shall have the responsibility to collect applicable sales tax, which represents such States applicable sales tax. ISP shall then timely forward this amount of tax collected to the appropriate State Agency of this State.

                                    Section 6
                                  General Terms

6.01 Termination. The term of this agreement shall commence upon the date of execution of the AGREEMENT and shall continue for one (1) year, unless terminated earlier by either party for just cause of breach of contract, by written notice to the other party who must satisfactorily rectify said information within fourteen (14) days of receipt of said modification, and if not satisfactorily rectified, then contract shall become terminated. If not terminated, and if notice of termination is not given within thirty (30) days prior to the end of the one (1) year period, this AGREEMENT shall extend for additional periods each of one (1) year consecutive, subject to termination by written notice from either party to the other, no less than sixty (60) days prior to the end of the then current term, subject to the same condition to remedy breach as stated above.

6.02 Provisions of Termination. Upon the expiration or termination of the AGREEMENT, the ISP shall process orders for the PRODUCT that were placed prior to the effective date of expiration or termination. The proceeds from sales processed following termination or expiration shall continue to be distributed

                             Agreement Page 2 of 4

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in the same manner as set forth in Sections 1 and 3. SHOPBIZ.COM and the ISP agree to perform according to the terms and the spirit of this AGREEMENT until all existing and pending orders for the PRODUCT placed through SHOPBIZ.COM are filled and all requests for refunds and replacements (if applicable) have been satisfactorily honored.

6.03 Warranty of Product. The ISP warrants that the quality of their product or service complies with, meets or exceeds all governmental laws and regulations, and that it shall additionally acquire or satisfy any and all governmental licenses, inspections, and/or approvals that are now or may become during the term of this AGREEMENT, a prerequisite for the offering for sale or sale of the PRODUCT. Any cost increases as a result of any of the above changes shall be applied to the purchase price.

6.04 Client Understanding. The ISP understand that digital representation of ISP PRODUCT on the Internet may or may not be reproduced with or without the consent of ISP and/or SHOPBIZ.COM. SHOPBIZ.COM cannot be held responsible for such unauthorized reproductions.

6.05 Indemnification. In the event that the ISP or any of it nominees, in pursuit of the obligations created under this or any other agreement between the ISP and SHOPBIZ.COM, subjects SHOPBIZ.COM or any of its nominees, or both, to possible regulatory action or sanction by governmental agency of any type or any ligation concerning copyright, trademark/service mark/trade name infringement, or product or professional liability actions, or any other action, the ISP shall defend and indemnify in full SHOPBIZ.COM or any of its nominees, or both, for all costs, fees, penalties, fines, settlements, and judgements incurred by SHOPBIZ.COM or any of its nominees, or both, including reasonable attorney's fees, arising as a direct or indirect result of such actions. In the event that SHOPBIZ.COM or any of its agents or employees in the performance of obligations under this contract or any other agreement between the ISP and SHOPBIZ.COM subjects ISP or any of its agents or employees to possible regulatory action or sanction by governmental agency of any type, or any ligation concerning copyright, trademark, service mark, trade name infringement, or product or professional liability actions, or any other action, SHOPBIZ.COM shall defend and indemnify in full ISP or any its agents or employees, of all costs, fees, penalties, fines, settlements, and judgements, incurred by ISP or any of its agents or employees, including reasonable attorney's fees, arising as a direct or indirect result of such actions or omissions.

6.06 Jurisdiction and Venue. The ISP and SHOPBIZ.COM hereby submit to the jurisdiction of the State of Colorado and agree that the venue is proper in Denver County, Colorado for all actions arising under this AGREEMENT.

6.07 Governmental Regulations. The ISP and SHOPBIZ.COM shall observe and comply with all governmental regulations affecting the marketing program referred to in this AGREEMENT, and the sale of the PRODUCT to the public. SHOPBIZ.COM and the ISP indemnify and hold the other party harmless form their respective acts or omissions to act which result in any violation of any applicable governmental regulation. This indemnity shall cover all reasonable attorney's fees, costs, damages, fines and judgement arising out of a violation or alleged violation prosecuted by any governmental agency as a result of the marketing of the PRODUCT and the sale or shipment of the PRODUCT to the public.

6.08 Governing Law. This AGREEMENT and all maters continued herein shall be governed under the laws of the State of Colorado. In the event of any dispute arising out of the terms and conditions of this AGREEMENT, the parties agree to submit the matter to binding arbitration before the American Arbitration Association in Denver, Colorado, pursuant to the rules of arbitration of such organization.

                             Agreement Page 3 of 4

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6.09 Dispute Resolution. The parties hereby agree that all controversies, claims, and matters of difference between the parties (collectively "disputes") with respect to the matters covered by this AGREEMENT shall be subject to the provisions of this paragraph. In the event a party believes a dispute exists, such party shall notify the other party hereof. If the parties cannot agree on a resolution of the disputed matter within fifteen (15) days of the party receiving the aforementioned notice, the parties shall schedule a mediation session before Judicial Arbitrator Group, Inc. or other mediation service company approved by the parties, not less than thirty (30) days nor more than sixty (60) days thereafter to discuss the disputed matter and possible solution. At the mediation session, the parties should bring with them any evidence or expert witnesses they deem appropriate to explain their position. If the parties cannot agree on the mediation service company to conduct the mediation, the dispute shall be submitted to arbitration in Denver, Colorado according to the rules and practices of The American Arbitrators Association from time to time in force, except that insofar such rules and practices are unenforceable under or are directly supplemented by the Colorado Rules of Civil Procedure or any other provision of Colorado law then in force such Colorado rules and provisions shall govern. This submission and agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of any party if notice of the proceedings has been given to such party. The parties agree to abide by all awards rendered in such proceedings. Such awards shall be final and binding on all parties to the extent and in the manner provided by Colorado Rules of Civil Procedure. All awards may be filed with the clerk of one or more courts, State or Federal, having jurisdiction over the parties against whom such award is rendered or its property, as a basis of judgement and of the issuance for its collection. No party shall be considered in default hereunder during the pendency of dispute resolution, mediation, ro arbitration proceedings relating to such default. Each party shall bear its own expenses of any dispute resolution, mediation, or arbitration under this paragraph.

6.10 Fair Meaning Interpretation. This AGREEMENT shall be interpreted and construed in accordance with the fair meaning thereof, and not strictly for or against any of the parties hereto.

6.11 Entire Agreement. This writing constitutes the entire understanding between the ISP and SHOPBIZ.COM and may not be altered or amended except by a written agreement signed by both parties.

6.12 Binding Effect. The rights and obligations created under this AGREEMENT shall inure to the benefit and be binding upon the respective successors, heirs and assigned of the parties to the AGREEMENT.

6.13 No Agency. The parties acknowledge and agree that this AGREEMENT does not create a partnership. Nor does this AGREEMENT in any way create the relationship of principal and agent, or any similar relationship, between the parties.

/s/ Don E. Montague                         6/23/99
------------------------------------        ------------------------------------
MediaComm Broadcasting Systems, Inc.        Date
Don E. Montague/CEO

/s/ Neal Bronsert                           6/23/99
------------------------------------        ------------------------------------
Image Net, Inc.                             Date
Neal Bronsert, President


                             Agreement Page 4 of 4
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                 Welcome to ImageNet's New Account Sign Up Page

Please fill in all fields in the form below, choose a USERNAME and PASSWORD, then hit the "Submit" button below to start the activation process. In most cases, the account should be activated within 24 to 36 hours after submitting this form. Requests submitted on Saturday or Sunday will be processed the following Monday. You may contact technical support during regular operating hours (9am to 8pm) to set up accounts by phone on the weekends. If the USERNAME you select is not available, you will be instructed to return to this page and select a different USERNAME.

ImageNet Resellers:

If You are an ImageNet reseller, it is important you tell us who you are, and which company you represent. It is important you provide this information for proper crediting to you account. There is a place below to provide such information.

First Name:
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Last name:
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Address (please include a box number, if one exists):
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City, State, Zip:
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Home Phone
(include area code):
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Daytime Phone
(include are code):
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

                             Credit Card "Credit Card" is the most effective way to pay for
How would you like           account;  choosing "E-mail" generates a statement arriving in
to be billed for your        your e-mail  which  you'll need to send us payment.  Please
account?                     note that in choosing "Pap Billing method incurs an additional  $2.00 per  invoice  charge for  handling  mailing.
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Credit  Card  Number:
Credit Card Expiration:
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Name as it appears on
your Credit Card:
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                             $17.95 (monthly) Unlimited  Unlimited access is condition
                             connections idle for 20 minutes will be disconnected. You will also be d
Choose your                  if you are on-line for ten consecutive hours. See our policy page for more
Account Type                 information. Additionally, 20 hour and 60 hour dial up accounts are available
                             Credit Card payments only, and incur a $1.00 per hour charge after meet limits.
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How did you
hear about us?               Computer Store
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Operating System your
computer runs:               Windows 98
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ImageNet also offers Electronic Funds Transfer as a form of payment. Please call our office for additional information.

Not sure what Rate Plan is best for you? Please check our rate here. You can also read about our most popular account here.
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Select a Username:
6 to 8 alphanumeric (numbers and letters) characters only, (#) cannot start with a number.
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Select a Password:
(6 to 8 characters only; can be numbers and letters)
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Are you an ImageNet reseller? If so, please tell us who you are, and which company you represent.
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(#) The username will become your e-mail address, for example:

Thank you for choosing ImageNet as your Internet Service Provider (ISP). Our Support Staff is available to help with "Everything you need to know about the Internet," Monday through Friday 8 am till 11 p.m. and Saturday and Sunday 9am till 8pm.

Please review the information above, then click the submit button below to begin the process. If you want to begin from scratch and clear all the fields above, just click on the Clear button below.

If after hitting the "Submit" button, you realize you need to make changes, please use one of the numbers below to reach our Support Staff who will be glad to care for your needs.

Submit   Reset

New customers will need additional dial-up settings and information to connect to our service. Activation is only available upon receipt f payment, thus we encourage you to send your payment as soon as possible. Credit Card payments are activated the fastest. Please contact our support staff no sooner than 24 hours after submitting this form. Our support staff will walk new customers through all necessary settings to connect to our service.

Submit Payments to:

ImageNet., Inc.
100 East 3rd Street
Loveland, Colorado 80537

(970) 203-9200
(970) 593-0300 fax


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DIAL-UP ACCOUNTS
Dial-up Account Web Hosting Account Domain Accounts ISDN Sign-Up Online

Dial-up accounts are available in hourly programs or unlimited access plans.

Monthly Dial-up Plans:

         Standard analog:  Unlimited                 $17.95
                           60 Hours/Mo.              $13.95
                           20 Hours/Mo.              $9.95

* The prices shown here are for credit card payments, automatic withdrawal payments, and e-mailed invoices only. All mailed invoices carry a $2.00 per invoice charge. Additionally, the 60 and 20 hour per month dial-up plans are only available by credit card.

                           Pay in advance and save $$$

Our dial-up accounts include the following:

Full PPP (Point to Point Protocol) Internet Access
1 POP email account for standard dialup plans.
Browser Software 6MB of server space on the Personal Web Server (for a web page) Access to our CGI Scripts

Additional Costs are as follows:
Additional e-mail accounts available ($2.00 per email account per month) Additional time available ($1.00 per hour)
Additional Traffic ($1.00 per 4MB)
IP Address ($10.00 per month)
1-800 Number Dial-up access (fifteen cents per minute)
Invoice by mail ($2.00 per invoice)

* Unlimited access does not allow you to be connected indefinitely.
Users must be at the keyboard. No auto-redial programs may be implemented. Any violation of these policies will result in additional costs.